EXHIBIT 10.17(g)
FORM OF WELLTOWER OP LLC
PROFITS INTERESTS PLAN
TIME-BASED LTIP UNIT AGREEMENT

LTIP EXCHANGE EQUITY AWARD

Name of Participant (the “Participant”):	[______________]
No. of Originally Granted Deferred Stock Units:	[●]
Original Grant Date:	March 2, 2022
No. of LTIP Units:	[●]
Vesting Period:	LTIP Units shall vest on March 2, 2023, subject to the Participant’s continued service as a member of the Board of Directors of the Parent Member through such date (the “Vesting Date”).
Exchange Date:	January 3, 2023

RECITALS
A.The Participant is a member of the Board of Directors of Welltower Inc., a Delaware corporation (the “Parent Member”) and thereby also provides services to Welltower OP LLC, a Delaware limited liability company (the “Company”), through which the Parent Member conducts substantially all of its operations.
B.The Participant originally received the grant of deferred stock units set forth above (“Stock Award”) under a compensatory stock plan sponsored by the Parent Member. The Participant has elected to surrender such Stock Award and in exchange receive an Award of LTIP Units under the Plan pursuant to an election form duly submitted by the Participant to the Parent Member and the Company prior to the date hereof (the “Election Form”).
C.In accordance with the Welltower OP LLC Profits Interests Plan, as it may be amended from time to time (the “Plan”), the Company desires, in connection with the continued services of the Participant, to provide the Participant with an opportunity to acquire LTIP Units (as defined in the LLC Agreement) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the LLC Agreement, and thereby provide additional incentive for the Participant to promote the progress and success of the business of the Parent Member, the Company and their Subsidiaries. Upon the close of business on the Exchange Date pursuant to this Time-Based LTIP Unit Agreement (this “Agreement”), the Participant shall receive the number of LTIP Units set forth above in this Agreement (the “Award”), subject to the restrictions and conditions set forth herein, in the Plan and in the LLC Agreement.
NOW, THEREFORE, the Parent Member, the Company and the Participant agree as follows:
1.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan, the Equity Plan and/or the LLC Agreement. In addition, as used herein:
“Change in Corporate Control” shall have the same meaning as set forth in Section 11.1(a) of the Parent Member’s 2022 Long Term Incentive Plan (the “Equity Plan”) and Section 11.1(c) of the Equity Plan. In addition, in order to qualify as a “Change in Corporate Control”, an event must also meet the requirements for a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” with the meaning of Treas. Reg. §1.409A-3(i)(5).
“Common Stock” or “Shares” means the Parent Member’s common stock, par value $1.00 per share, either currently existing or authorized hereafter.
“Distribution Participation Date” shall have the meaning set forth in the LLC Agreement and in Section 6 hereof.

2.Effectiveness of Award. The Participant shall be admitted as a Member of the Company with beneficial ownership of the LTIP Units as of the Exchange Date by (i) signing and delivering to the Company a copy of this Agreement and (ii) signing, as a LTIP Unitholder, and delivering to the Company a counterpart signature page to the LLC Agreement (attached hereto as Exhibit A). Upon execution of this Agreement by the Participant, the Parent Member and the Company, the books and records of the Company shall reflect the issuance to the Participant of the LTIP Units. Thereupon, the Participant shall have all the rights of a LTIP Unitholder of the Company with respect to a number of LTIP Units equal to the LTIP Units, as set forth in the LLC Agreement, subject, however, to the restrictions and conditions specified in Section 3 below.
3.Vesting of LTIP Units.
(a)The vesting period of the LTIP Units (the “Vesting Period”) began on the Original Grant Date and continues until the Vesting Date, and shall be subject to certain vesting conditions, all as set forth above. On the Vesting Date, the applicable number of LTIP Units specified above shall become vested, subject to earlier forfeiture as provided in this Agreement. Except as permitted under Section 20, the LTIP Units for which the applicable Vesting Period has not expired may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding). The Participant shall have the right to vote the LTIP Units if and when voting is allowed under the LLC Agreement, regardless of whether the applicable Vesting Period has expired.
(b)Any LTIP Units that do not become vested pursuant to this Section 3 or Section 4 or Section 5 hereof shall, without payment of any consideration by the Company, automatically and without notice be forfeited and become null and void, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested LTIP Units.
(c)The LTIP Units that vest pursuant to this Section 3 or Section 4 or Section 5 hereof shall be treated as Vested LTIP Units (as defined in the LLC Agreement) as of the applicable Vesting Date and shall be converted into Class A Common Units in accordance with Section 8 of the Plan and the LLC Agreement.
4.Termination of Participant’s Services.
(a)If the Participant’s service as a member of the Board of Directors of the Parent Member terminates, the provisions of this Section 4 shall govern the treatment of the Award exclusively, regardless of the provisions of any services, change in control or other agreement or arrangement to which the Participant is a party, or any termination or severance policies of the Parent Member then in effect, which shall be superseded by the Plan and this Agreement.
(b)If the Participant resigns from service as a member of the Board of Directors of the Parent Member, decides not to stand for reelection at the expiration of the Participant’s term of office, is not nominated by the Board of Directors of the Parent Member to stand for election at the Annual Stockholders’ Meeting at which the Participant’s term of office expires, or, if nominated, is not reelected, then any LTIP Units held by the Participant which have not yet vested shall not be forfeited, but shall remain unvested until such time as such LTIP Units would otherwise have become vested in accordance with the Vesting Period (disregarding, for purposes of this Section 4(b), the requirement of continued service on the Board of Directors of the Parent Member as otherwise specified in this Agreement) and shall become vested on the Vesting Date. Upon vesting, such units shall be treated as Vested LTIP Units (as defined in the LLC Agreement) and shall be converted into Class A Common Units in accordance with Section 8 of the Plan and the LLC Agreement.
(c)As a condition of receiving any payments or benefits under the Plan and this Agreement on account of the termination of the Participant’s service as a member of the Board of Directors of the Parent Member in the manner described in Section 4(b), the Company may, in its sole discretion, require the Participant to deliver an irrevocable, effective release of claims in the form determined by the Company and/or an affirmation of continued compliance with the non-competition, non-solicitation, non-disparagement and non-disclosure covenants in favor of the Company and related persons as set forth in Section 4 of the Plan.
(d)Notwithstanding the foregoing, if the Participant is removed from the Board of Directors of the Parent Member by the stockholders of the Parent Member for cause, or the Participant resigns or decides not to stand for reelection following delivery of notice to the stockholders of the Parent Member of a proposal to remove the Participant for cause (for these purposes, cause shall include, but not be limited to, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform the Participant’s duties and responsibilities for any reason other than illness or incapacity), then all of the LTIP Units which have not previously become vested shall, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in this Award.

(e)If the Participant ceases to serve as a member of the Board of Directors of the Parent Member as a result of the Participant’s death or due to such Participant’s total disability, in each case, before the LTIP Units have become vested, vesting of the LTIP Units shall be accelerated. Upon such accelerated vesting, such units shall be treated as Vested LTIP Units (as defined in the LLC Agreement) and shall be converted into Class A Common Units in accordance with Section 8 of the Plan and the LLC Agreement. A Participant shall have total disability only if he or she is “disabled” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.
5.Change in Control. In the event that a Change in Corporate Control occurs prior to the Vesting Date, the Vesting Period applicable to this Award shall lapse in its entirety and all of the then-unvested LTIP Units shall become Vested LTIP Units.
6.Distribution Participation Date.
(a)    The holder of the LTIP Units shall be entitled to receive distributions and allocations with respect to such LTIP Units to the extent provided for in the LLC Agreement, including Exhibit F thereof, as modified hereby.
(b)    The Distribution Participation Date with respect to the LTIP Units shall be the applicable Vesting Date, and the Vested LTIP Units shall be entitled to certain distributions and allocations described in, and pursuant to, Exhibit F of the LLC Agreement.
7.Certain Adjustments. The LTIP Units shall be subject to adjustment as provided in the LLC Agreement, and except as otherwise provided therein, if (i) the Parent Member shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Parent Member, spin-off of a Subsidiary of the Parent Member, business unit or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Parent Member, or any extraordinary dividend or other distribution to holders of the Shares or Class A Common Units other than regular dividends shall occur, or (iii) any other event shall occur that in each case in the good faith judgment of the Company necessitates action by way of appropriate equitable adjustment in the terms of this Agreement, the Plan or the LTIP Units, then the Company shall take such action as it deems necessary to maintain the Participant’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement and the terms of the LTIP Units prior to such event, including, without limitation: (A) adjustments in the LTIP Units; and (B) substitution of other awards under the Plan or otherwise. In the event of any change in the outstanding Shares (or corresponding change in the Conversion Factor applicable to Class A Common Units) by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders of the Company other than regular dividends, any Class A Common Units, shares or other securities received by the Participant with respect to the applicable LTIP Unit which have not vested or still subject to a risk of forfeiture will be subject to the same restrictions as the LTIP Units with respect to an equivalent number of shares or securities and shall be deposited with the Company.
8.Incorporation of Plan; Interpretation by Administrator. This Agreement is subject to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. The Administrator may make such rules and regulations and establish such procedures for the administration of this Agreement, which are consistent with the terms of this Agreement, as it deems appropriate.
9.Certificates; Legend. Each certificate, if any, issued in respect of the LTIP Units awarded under this Agreement shall be registered in the Participant’s name and held by the Company until the applicable Vesting Date. If certificates representing the LTIP Units are issued by the Company, at the applicable Vesting Date, the Company shall deliver to the Participant (or, if applicable, to the Participant’s legal representatives, beneficiaries or heirs) certificates representing the number of LTIP Units that vested upon the applicable Vesting Date. The records of the Company and any other documentation evidencing the LTIP Units shall bear an appropriate legend, as determined by the Company in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the LLC Agreement.
10.No Tax Withholding. The Parent Member or its applicable Affiliate (including the Company) shall determine whether to issue to the Internal Revenue Service and any other applicable tax authorities and to the Participant a Form 1099 and any other reporting form that may be required to report the amount of taxable income which the Participant may have recognized under applicable federal, state and local tax laws. Neither the Parent Member nor its Affiliates will withhold such taxes, and the Participant acknowledges that the Participant is responsible for any such tax liability and may need to adjust his or her estimated tax payments to take the additional taxable income into account.

11.Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Participant acknowledges that the Plan may be amended or discontinued in accordance with the provisions thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Parent Member and the Company, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Participant’s rights under this Agreement in any material respect without the Participant’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Participant or the Parent Member or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Participant or the Parent Member or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
12.Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any services agreement, change in control or other agreement or arrangement to which the Participant is a party which specifically refers to the LTIP Units or to the treatment of compensatory equity held by the Participant generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein, including but not limited to the Plan and the LLC Agreement) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way (including, but not limited to, all documentation and agreements pertaining to the Stock Awards other than the Election Form).
13.Investment Representation; Registration. The Participant agrees that any resale of either (1) the LTIP Units received upon the applicable Vesting Date or (2) the Shares received upon redemption of or in exchange for LTIP Units or Class A Common Units into which LTIP Units may have been converted, shall not occur during the “blackout periods” forbidding sales of Parent Member securities, as set forth in the then-applicable Parent Member employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act, or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule). The Participant hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto as of the Exchange Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Participant. The Participant shall promptly notify the Company upon discovering that any of the representations or warranties set forth on Exhibit B was false when made or have, as a result of changes in circumstances, become false. The Company will have no obligation to register under the Securities Act any of the LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the LTIP Units into other interests of the Company.
14.Status of LTIP Units under the Plan. The LTIP Units are both issued as equity securities of the Company and granted as “Awards” under the Plan. The Parent Member will have the right at its option, as set forth in the LLC Agreement, to issue Shares in exchange for Units into which LTIP Units may have been converted pursuant to the LLC Agreement, subject to certain limitations set forth in the LLC Agreement, and such Shares, if issued, will be issued under the Equity Plan. The Participant must be eligible to receive the LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Participant acknowledges that the Participant will have no right to approve or disapprove such determination by the Parent Member.
15.Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.
16.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.
17.Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
18.Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

19.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Parent Member and any successors to the Participant by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Participant.
20.Transfer; Redemption. None of the LTIP Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”), or redeemed in accordance with the LLC Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such Transfer is in accordance with the applicable terms and conditions of the LLC Agreement. Any attempted Transfer of LTIP Units not in accordance with the terms and conditions of this Section 20 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer and shall otherwise refuse to recognize any such Transfer.
21.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Parent Member and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Parent Member to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Parent Member and its agents to store and transmit such information in electronic form. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Agreement, and the Parent Member and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.
22.Electronic Delivery of Documents. By accepting this Agreement, the Participant (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Parent Member provided generally to the Parent Member’s stockholders; (ii) acknowledges that he or she may receive from the Parent Member a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Parent Member by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Parent Member of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.
23.Section 83(b) Election. In connection with this Agreement, the Participant hereby agrees to make an election to include in gross income in the year of transfer the fair market value of the applicable LTIP Units over the amount paid for them pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.
24.Acknowledgement. The Participant hereby acknowledges and agrees that this Agreement and the LTIP Units issued hereunder shall constitute satisfaction in full of all obligations of the Parent Member and the Company, if any, to grant to the Participant LTIP Units pursuant to the terms of any written services agreement or letter or other written offer or description of engagement by the Parent Member and/or the Company executed prior to or coincident with the date hereof.
[signature page follows]

IN WITNESS WHEREOF, this Time-Based LTIP Unit Agreement has been executed by the parties hereto as of the date and year first above written.

WELLTOWER INC.

By:	/s/Matthew G. McQueen
	Name:	Matthew G. McQueen
	Title:	Executive Vice President – General Counsel & Corporate Secretary

WELLTOWER OP LLC

By:	/s/Matthew G. McQueen
	Name:	Matthew G. McQueen
	Title:	Director

PARTICIPANT

Name:
[Name]

EXHIBIT A
FORM OF MEMBER SIGNATURE PAGE
The Participant, desiring to become one of the Members of Welltower OP LLC, hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Limited Liability Company Agreement, dated as of May 24, 2022, as amended on June 1, 2022, of Welltower OP LLC (the “LLC Agreement”). The Participant agrees that this signature page may be attached to any counterpart of the LLC Agreement and further agrees as follows (where the term “Member” refers to the Participant): Capitalized terms used but not defined herein have the meaning ascribed thereto in the LLC Agreement.
1.The Member hereby confirms that it has reviewed the terms of the LLC Agreement and affirms and agrees that it is bound by each of the terms and conditions of the LLC Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Units.
2.The Member hereby confirms that it is acquiring the Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Units may not be transferred or otherwise disposed of by the Member otherwise than in a transaction pursuant to a registration statement filed by the Company (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the Company may refuse to transfer any Units as to which evidence of such registration or exemption from registration satisfactory to the Company is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the Parent Member delivers to the Member common Shares of beneficial interest of the Parent Member (“Common Shares”) upon redemption of any Units, the Common Shares will be acquired for the Member’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Member otherwise than in a transaction pursuant to a registration statement filed by the Parent Member with respect to such Common Shares (which it has no obligation under the LLC Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the Parent Member may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the Parent Member is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.
3.The Member hereby appoints the Parent Member, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 15.11 of the LLC Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Member and shall extend to the Member’s heirs, executors, administrators, legal representatives, successors and assigns.
4.The Member hereby confirms that, notwithstanding any provisions of the LLC Agreement to the contrary, the LTIP Units shall not be redeemable by the Member pursuant to Section 8.6 of the LLC Agreement.
5.The Member hereby irrevocably consents in advance to any amendment to the LLC Agreement intended to avoid the Company being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the LLC Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the LLC Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).
6.The Member hereby appoints the Parent Member, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Member’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Member and shall extend to the Member’s heirs, executors, administrators, legal representatives, successors and assigns.

7.The Member agrees that it will not transfer any interest in the Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Company, (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Company and stands ready to effect transactions at the quoted prices for itself or on behalf of others or (c) another readily available, regular and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell or exchange the interest.
8.The Member acknowledges that the Parent Member shall be a third-party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Member agrees that it will transfer, whether by assignment or otherwise, Units only to the Parent Member or to transferees that provide the Company and the Parent Member with the representations and covenants set forth in Sections 4 and 6 hereof.
9.This acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Member:

Name:
Date:	, 2023
Address of Member: [_____________]

EXHIBIT B
PARTICIPANT’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Participant hereby represents, warrants and covenants as follows:
(a)The Participant has received and had an opportunity to review the following documents (the “Background Documents”):
(i)The Parent Member’s latest Annual Report to Shareholders;
(ii)The Parent Member’s Proxy Statement for its most recent Annual Meeting of Shareholders;
(iii) The Parent Member’s Report on Form 10-K for the fiscal year most recently ended;
(iv)The Parent Member’s Form 10-Q for the most recently ended quarter if one has been filed by the Parent Member with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v) Each of the Parent Member’s Current Report(s) on Form 8-K, if any, filed since the later of the Form 10-K described in clause (iii) above and the Form 10-Q described in clause (iv) above;
(vi)The LLC Agreement;
(vii)The Plan; and
(viii)The communications materials prepared by the Company or the Parent Member providing information regarding the terms of the LTIP Units.
The Participant also acknowledges that any delivery of the Background Documents and other information relating to the Parent Member and the Company prior to the determination by the Company of the suitability of the Participant as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.
(b)The Participant hereby represents and warrants that:
(i)The Participant is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). Furthermore, the Participant,  by reason of the business and financial experience of the Participant, together with the business and financial experience of those persons, if any, retained by the Participant to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Class A Common Units of the Company (“Common Units”) and the potential redemption of such Common Units for the Parent Member’s common Shares (“Parent Member Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Participant (I) is capable of evaluating the merits and risks of an investment in the Company and potential investment in the Parent Member and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.
(ii)The Participant understands that (A) the Participant is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Participant is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Participant has not received or relied upon business or tax advice from the Parent Member, the Company or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Participant provides services to the Company on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Company, as the Participant believes to be necessary and appropriate to make an informed decision to accept this award of LTIP Units; and (D) an investment in the Company and/or the Parent Member involves substantial risks. The Participant has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Company and the Parent Member and their respective activities (including, but not limited to, the Background Documents). The Participant has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Participant to verify the accuracy of information conveyed to the Participant. The

Participant confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Participant have been made available or delivered to the Participant. The Participant has had an opportunity to ask questions of and receive answers from the Company and the Parent Member, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Participant has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Participant by the Company or the Parent Member.
(iii)The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any Parent Member Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Participant for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Participant’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or Parent Member Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.
(iv)The Participant acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Company and the Parent Member on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Participant contained herein, (C) such LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Company nor the Parent Member has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Common Units for Parent Member Shares, the Parent Member may issue such Parent Member Shares under the Welltower Inc. 2022 Long-Term Incentive Plan, as amended from time to time (the “Equity Plan”) and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Participant is eligible to receive such Parent Member Shares under the Equity Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Parent Member Shares and (III) such Form S-8 is effective at the time of the issuance of such Parent Member Shares. The Participant hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the LLC Agreement or this Agreement, the Participant may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(v)The Participant has determined that the LTIP Units are a suitable investment for the Participant.
(vi)No representations or warranties have been made to the Participant by the Company or the Parent Member, or any officer, director, shareholder, agent or affiliate of any of them, and the Participant has received no information relating to an investment in the Company or the LTIP Units except the information specified in paragraph (a) above.
(c)So long as the Participant holds any LTIP Units, the Participant shall disclose to the Company in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Company may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Company or to comply with requirements of any other appropriate taxing authority.
(d)The Participant hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Participant agrees to file the election (or to permit the Company to file such election on the Participant’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Participant files his personal income tax returns.
(e)The address set forth on the signature page of this Agreement is the address of the Participant’s principal residence, and the Participant has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.    The name, address and taxpayer identification number of the undersigned are:
Name: [_____________] (the “Taxpayer”)
Address: [_____________]
Social Security No./Taxpayer Identification No.: [_____________]
2.    Description of property with respect to which the election is being made:
The election is being made with respect to LTIP Units in Welltower OP LLC (the “Company”).
3.    The date on which the [●] LTIP Units were transferred is January 3, 2023. The taxable year to which this election relates is calendar year 2023.
4.    Nature of restrictions to which the LTIP Units are subject: With limited exceptions, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Company.
5.    The fair market value at time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Treasury Regulations Section 1.83-3(h)) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.
6.    The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.
7.    A copy of this statement has been furnished to the Company and Welltower Inc.

Dated:
Name:

SCHEDULE TO EXHIBIT C

Vesting Provisions of LTIP Units
The LTIP Units are subject to time-based vesting criteria, and the Taxpayer must remain a service provider of Welltower Inc. or its affiliate through the end of the relevant vesting period, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s service relationship with Welltower Inc. (or its affiliate) under specified circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the failure to satisfy the applicable vesting conditions based on the passage of time and continued services.